UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549 - 1004

                               FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)  January 30, 1997

                         MacDermid, Incorporated
           (Exact name of registrant as specified in its charter)

                              Connecticut
       (State or other jurisdiction of incorporation or organization)

                    Commission File Number:  0-2413

                              06-0435750
                 (I.R.S. Employer Identification Number)


         245 Freight Street, Waterbury, Connecticut            06702
          (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code  (203) 575-5700

                                 None
     (Former name or former address, if changed since last report.)







ITEM 5:  Other Events


     On January 30, 1997, the Company was served with a subpoena from a federal grand jury in Connecticut requesting certain documents. The Company was subsequently informed that it is a subject of the grand jury's investigation. The subpoena requested information relating to an accidental spill from the Company's Huntingdon Avenue, Waterbury, Connecticut facility that occurred in November of 1994, together with other information related to the Company's operations and compliance at the Huntingdon Avenue facility. The Company has retained outside law firms to assist the Company in complying with the subpoena.
The Company is cooperating with the government's investigation.

The Connecticut Fund for the Environment, a private organization, has notified MacDermid of its intent to sue MacDermid in relation to the foregoing accidental spill and in relation to certain permit exceedances.

Since these matters are currently in very early stages, it is impossible to determine what the ultimate outcome will be and difficult to quantify the extent of the Company's exposure to liability, if any. As such, no assurance can be given that the Company will not be found to have liability. It is the Company's policy to accrue probable liabilities to the extent that the Company can reasonably quantify such liabilities.

This form 8-K shall supersede the 8-K filed by the Company on February 28, 1997.




SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          	MacDermid, Incorporated
                                              	 (Registrant)




                                            /s/ John L. Cordani
                                         	  By: John L. Cordani
                                           	Corporate Secretary
Date: May 14, 1997